Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the pro forma effects of the acquisition of Goldking. In addition, the unaudited pro forma condensed financial statements include the effects of Goldking’s acquisition of certain oil and natural gas properties from Hilcorp Energy II, L.P., Hilcorp Energy I, L.P. and Hilcorp Energy IV, L.P. on September 28, 2006. The pro forma condensed consolidated statement of operations for the year ended December 31, 2006 is presented to show income from continuing operations as if the Goldking and Hilcorp acquisitions occurred as of the beginning of the period. The pro forma condensed consolidated balance sheet is based on the assumption that the Goldking acquisition occurred effective December 31, 2006.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the Goldking acquisition occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with notes thereto, Dune’s consolidated financial statements as of and for the year ended December 31, 2006 included in this offering circular and Goldking’s consolidated financial statements as of and for the year ended December 31, 2006 included in this offering circular.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	As of December 31, 2006
	Dune	Goldking	Adjustments		Pro Forma
	(dollars in thousands)
Assets:
Cash and equivalents	$3,575	$8,767	$13,415 398,992 (110,983) (268,941)	(a) (b) (c) (d)	$44,825
Restricted cash	—	161	—		161
Accounts receivable	3,850	18,326	—		22,176
Other current assets	132	7,987	—		8,119

Total current assets	7,557	35,241	32,483		75,281

Oil and natural gas properties being amortized	35,218	225,539	15,000 68,033 8,881	(a) (c) (e)	352,671
Oil and natural gas properties not subject to amortization	5,856	—	(3,853)	(e)	2,003
Deferred financing costs	1,182	2,137	3,984 26,008 (7,303)	(a) (b) (d)	6,008
Other assets	1,046	8,024	(369)	(c)	8,701

Total assets	$50,859	$270,941	$142,864		$464,664

Liabilities and shareholders’ equity (deficit):
Accounts payable and accrued liabilities	$4,685	$27,096	$—		$31,781
Current maturities of long-term debt	4,786	19,517	(4,786) (19,517)	(a) (d)	—
Deferred taxes	—	816	(816)	(c)	—

Total current liabilities	9,471	47,429	(25,119)		31,781
Long-term debt	55,239	157,000	37,185 285,000 (249,424)	(a) (b) (d)	285,000
Other liabilities	1,398	6,009	—		7,407
Redeemable convertible preferred stock	—	—	140,000	(b)	140,000

Total liabilities	66,108	210,438	187,642		464,188

Shareholders’ equity (deficit):
Common stock	59	—	10	(c)	69
Additional paid-in capital	43,586	60,053	(42,063)	(c)	61,576
Accumulated other comprehensive income	—	3,302	(3,302)	(c)	—
Accumulated deficit	(58,894)	(2,852)	(7,303) 2,852 5,028	(d) (c) (e)	(61,169)

Total shareholders’ equity (deficit)	(15,249)	60,503	(44,778)		476

Total liabilities and shareholders’ equity (deficit)	$50,859	$270,941	$142,864		$464,664

See notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Fiscal Year Ended December 31, 2006
	Dune	Goldking
	Actual	Actual	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Consolidated
	(dollars in thousands, except per share data)
Revenues	$7,580	$55,794	$29,564	(1)	$85,358	$—		$92,938
Operating expenses:
General and administrative expense	4,823	9,304	—		9,304	—		14,127
Direct operating expenses	2,011	25,572	7,708	(1)	33,280	—		35,291
Oil and gas exploration expense	—	4,294	—		4,294	6,321	(e)	10,615
Accretion expense	25	445	112	(2)	557	—		582
Depletion, depreciation and amortization	4,402	14,958	7,557	(3)	22,515	3,194	(e)	34,209
						4,098	(f)
Proved property impairment expense	42,913	—	—		—	(18,640	)(e)	24,273

Total operating expenses	54,174	54,573	15,377		69,950	(5,027	)(e)	119,097

Operating income (loss)	(46,594)	1,221	14,187		15,408	5,027		(26,159)

Other income (expense):
Interest income	217	481	—		481	—		698
Interest expense	(4,582)	(6,943)	(7,703	)(4)	(14,646)	(24,764	)(h)	(43,992)
Amortization of deferred financing costs	(2,148)	(780)	—		(780)	(7,303	)(d)	(15,432)
						(5,201	)(g)
Gain (loss) on embedded derivative liability	(34)	324	—		324	—		290
Other expense	(495)	3,305	—		3,305	—		2,810

Total other income (expense)	(7,042)	(3,613)	(7,703)		(11,316)	(37,268)		(55,626)

Income (loss) before income taxes	(53,636)	(2,392)	6,484		4,092	(32,241)		(81,785)
Income tax (expense) benefit	—	1,017	(2,756	)(5)	(1,739)	—		(1,739)

Net income (loss)	$(53,636)	$(1,375)	$3,728		$2,353	$(32,241)		$(83,524)

Net loss per share:
Basic and diluted	$(0.92)							$(1.22)
Weighted average shares outstanding:
Basic and diluted	58,583,932					10,055,866	(i)	68,639,798

See notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The acquisition is described in the section entitled “The Transactions” contained elsewhere in this offering circular. The unaudited pro forma statement of operations for the year ended December 31, 2006 and the unaudited pro forma balance sheet as of December 31, 2006, are based on the consolidated financial statements of Dune and Goldking for the year ended December 31, 2006 and the adjustments and assumptions described below.

2. Dune/Goldking Pro Forma Adjustments:

The unaudited pro forma financial statements reflect the following adjustments:

a.	Record the net proceeds from the $65,000,000 Credit Agreement and the related repayment of $32,601,000 of Dune’s debt and $15,000,000 Earnest Money deposit paid to the Shareholder.

b.	Record the net proceeds from the offering of the notes and the Preferred Stock. Total fees amount to $26,008,000.

c.	Record purchase of Goldking by issuing 10,055,866 shares of common stock and cash of $110,983,000.

d.	Record payoff of existing long-term debt of Dune and Goldking and record the accelerated amortization of deferred financing costs related to the payoff of the existing long-term debt.

e.	Record the effects of the change in Dune’s accounting method from full cost to successful efforts.

f.	Record incremental depreciation, depletion and amortization expense, using units of production method, resulting from the purchase of Goldking.

g.	Record amortization of deferred financing costs of the notes and the Preferred Stock. Amortization expense is $5,201,000 for the year ended December 31, 2006.

h.	Adjust interest expense to exclude interest expense from redeemed existing debt of Dune and Goldking, and include interest expense of $43,925,000 associated with the offering of the notes and the Preferred Stock. An increase of 0.125% in the interest rate of the notes would produce an increase of interest expense of $356,250. An increase of 0.125% in the dividend rate of the Preferred Stock would produce an increase of interest expense of $175,000.

i.	Represents shares to be issued to the Shareholder for the acquisition of Goldking. This amount excludes 7,000,000 shares that have been issued to officers of Dune in 2007 that are cancelled in the event we do not complete the acquisition of Goldking on or prior to June 30, 2007. If these shares were included in the weighted average outstanding shares, the pro forma net loss would be $1.10.

3. Goldking/Hilcorp Pro Forma Adjustments:

(1)	To reflect the historical revenues and operating expenses of the Hilcorp Properties for the period January 1, 2006 to September 30, 2006. These amounts were derived from the audited statements of revenues and direct operating expenses of the properties acquired by Goldking.

(2)	To reflect the Hilcorp Properties’ depreciation, depletion and amortization of oil and gas properties for production from January 1, 2006 to September 30, 2006. The depreciation, depletion and amortization was computed by allocating the total Hilcorp Properties’ purchase price of $126.0 million to leasehold cost ($101.2 million) and tangibles ($24.8 million) and amortizing the costs based on the actual historical production divided by total proved reserves and proved developed reserves for leasehold costs and tangibles, respectively. There were no amounts allocated to unproved properties at the acquisition date. The allocation of the purchase price to the individual fields was based on their relative estimated fair value at the time of the acquisition based on amounts contained in the reserve report.

(3)	To reflect additional asset retirement obligation accretion for the Hilcorp Properties for the period January 1, 2006 to September 30, 2006.
(4)	To record additional interest expense related to the Hilcorp Properties. Pro forma interest expense assumes the $177.0 million of bank borrowing incurred if the acquisition of the Hilcorp Properties had occurred on January 1, 2006. Pro forma interest expense also includes $0.9 million of amortization of debt issue cost related to the credit facility.

(5)	To reflect additional income taxes associated with income from the Hilcorp Properties using an effective rate of 39.7% for the period January 1, 2006 to September 30, 2006.